                                                                  Exhibit(1)(a)

                              WACHOVIA CORPORATION
                                US $4,000,000,000
                    Senior Global Medium-Term Notes, Series E
                 Subordinated Global Medium-Term Notes, Series F
                     Due 9 Months or More from Date of Issue

                             DISTRIBUTION AGREEMENT

                                                                     May__, 2002

FIRST UNION SECURITIES, INC.
One Wachovia Center
Charlotte, North Carolina  28288-0600


AND EACH OF THE AGENTS LISTED
 ON SCHEDULE I HERETO


Ladies & Gentlemen:

                  Wachovia Corporation (formerly named First Union Corporation), a North Carolina corporation (the "Company"), confirms its agreement with First Union Securities, Inc., a Delaware corporation, doing business under the trade name "Wachovia Securities", and each of the agents listed on Schedule I hereto (each referred to individually as an "Agent" and collectively referred to as the "Agents") with respect to the issue and sale by the Company of (i) Senior Global Medium-Term Notes, Series E (the "Senior Notes") and (ii) Subordinated Global Medium-Term Notes, Series F (the "Subordinated Notes" and, together with the Senior Notes, the "Notes").

                  Each Senior Note is to be issued pursuant to the Indenture, dated as of April 1, 1983, between the Company and JPMorgan Chase Bank (formerly known as Chemical Bank), as Trustee (the "Senior Trustee"), as amended by supplemental indentures dated as of May 17, 1986, July 1, 1988 and August 1, 1990, respectively (the "Senior Indenture"), and each Subordinated Note is to be issued pursuant to the Indenture, dated as of March 15, 1986, between the Company and Bank One Trust Company, N.A., as successor to Harris Trust and Savings Bank (that succeeded The Bank of New York (formerly known as Irving Trust Company)), as Trustee (the "Subordinated Trustee"), as amended and supplemented by the Supplemental Indentures dated as of August 1, 1990, November 15, 1992, February 7, 1996 and July 7, 2000, respectively (as so amended and supplemented, the "Subordinated Indenture" and together with the Senior Indenture, the "Indentures"). As of the date hereof, the Company has authorized the issuance and sale of up to U.S. $4,000,000,000 aggregated principal amount (or its equivalent, based upon the applicable exchange rate at the time of issuance, in such foreign currencies or units of two or more currencies as the Company shall designate at the time of issuance) of Notes. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold through or to the Agents pursuant to the terms of this Agreement.

                  The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (No. 333-72374) for the registration of the Notes, under the Securities Act of 1933 (the "1933 Act") and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the SEC, and each of the Senior Indenture and Subordinated Indenture has been qualified under the Trust Indenture Act of 1939 (the "1939 Act"). Such registration statement (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included as an exhibit) and the prospectus constituting a part thereof, and any prospectus or pricing supplements relating to the Notes including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934 (the "1934 Act") or the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes which is not required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use.

SECTION 1.  Appointment as Agents.
            ---------------------


                  (a) Appointment of Agents. Subject to the terms and conditions
                      ---------------------
stated herein and subject to the reservation by the Company of the right to sell Notes directly to investors on its own behalf in those jurisdictions where it is authorized to do so, the Company hereby appoints each Agent as an agent for the purpose of soliciting purchases of the Notes from the Company by others. Whenever the Company agrees to sell Notes directly to an Agent as principal for resale to others, it will enter into a Terms Agreement (as hereinafter defined) relating to such sale in accordance with the provisions of Section 3(a) hereof. No Agent is authorized to appoint sub-agents; however, any Agent may engage the services of any other broker or dealer in connection with the offer or sale of the Notes. The appointment of the Agents hereunder is not exclusive and the Company may from time to time offer Notes for sale otherwise than to or through an Agent. The Company may appoint one or more other agents for the purpose of soliciting purchases of the Notes upon the terms of this Agreement by execution of an Agent Agreement, substantially in the form of Exhibit G-1 hereto, pursuant
                                                    -----------
to a Syndicated Terms Agreement, substantially in the form of Exhibit G-2 hereto
                                                              -----------
or pursuant to a Terms Agreement, in accordance with Exhibit-A hereto. It is
                                                     ---------
understood, however, that if from time to time the Company is approached by a prospective agent offering to solicit a specific purchase of Notes, the Company may enter into an agreement with such agent with respect to such specific purchase upon such terms as the Company and such agent may agree. Each Agent is acting in connection with the Notes individually and not collectively or jointly.

                 (b) Reasonable Efforts Solicitations. Upon receipt of
                     --------------------------------
instructions from the Company, each Agent will use its reasonable efforts to solicit purchases of such principal amount of the Notes as the Company and such Agent shall agree upon from time to time during the term of this Agreement, it being understood that the Company shall not approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time.

                 (c) Purchases as Principal. The Agents shall not have any
                     ----------------------
obligation to purchase Notes from the Company as principal, but the Agents may agree from time to time to purchase Notes as principal. Any such purchase of Notes by an Agent as principal shall be made in accordance with Section 3(a) hereof.

                 (d) Solicitations as Agent. Each Agent and the Company will,
                     ----------------------
in connection with the offering of the Notes on behalf of the Company, comply with the restrictions on the offering of Notes and distribution of documents relating thereto set forth in Exhibit H hereto or such other restrictions agreed
                              ---------
to by the Company and such Agent. The Agent will communicate to the Company, orally, each offer to purchase Notes solicited by such Agent on an agency basis, other than those offers rejected by the Agent. The Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of any Agent's agreement contained herein. The Company may accept or reject any proposed purchase of the Notes, in whole or in part. The Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by the Agent and accepted by the Company. An Agent shall not have any liability to the Company in the event any such agency purchase is not consummated for any reason other than as a result of the default by the applicable agent of its obligations hereunder. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company.

                 (e) Reliance. The Company and the Agents agree that any Notes
                     --------
purchased by the Agents shall be purchased, and any Notes the placement of which an Agent arranges shall be placed, by such Agent in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2.  Representations and Warranties.
            ------------------------------

                  (a) The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of the Notes (whether to an Agent as principal or through an Agent as agent), as of the date of each delivery of the Notes against payment therefor (whether to an Agent as principal or through an Agent as agent) (the date of each such delivery to an Agent as principal being hereafter referred to as a "Settlement Date"), and as of the times referred to in Section 8(b) hereof (each of the times referenced above being referred to hereafter as a "Representation Date"), as follows:

                  (i)   Registration Statement and Prospectus. At the time the
                        -------------------------------------
         Registration Statement became effective, the Registration Statement complied, and as of the applicable Representation Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC promulgated thereunder. The Registration Statement, at the time it became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective and any Annual Report on Form 10-K is filed by the Company with the SEC and as of each Representation Date referred to in Section 2(a) hereof, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading. The Prospectus, as of the date hereof does not, and as of each Representation Date referred to in Section 2(a) hereof will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and
                         --------  -------
         warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of an Agent expressly for use in connection with the preparation of the Registration Statement or Prospectus (as of the date hereof all such information so provided by the Agents is set forth in Schedule II hereto) or to that part of the Registration Statement which constitutes the Trustees' Statements of Eligibility (Form T-1s) under the 1939 Act.

                  (ii)  Due Incorporation and Qualification. The Company has
                        -----------------------------------
         been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has all power and authority (corporate and other) necessary to own or hold its material properties and to conduct its business substantially in the manner in which it presently conducts such business.

                  (iii) Corporate Power and Authority. The Company has all
                        -----------------------------
         corporate power and authority necessary to execute and deliver this Agreement, the Senior Indenture, the Subordinated Indenture and the Notes and to perform its obligations hereunder and thereunder.

                  (iv) Authorization and Validity of this Agreement, the
                       -------------------------------------------------
         Indentures and the Notes. Each of the Senior Indenture and the
         ------------------------
         Subordinated Indenture has been duly authorized and, assuming execution and delivery by the Senior Trustee and the Subordinated Trustee, respectively, each of the Senior Indenture and the Subordinated Indenture is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and each of the Senior Indenture and the Subordinated Indenture has been duly qualified under the 1939 Act; the Notes have been duly authorized and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Senior Indenture or the Subordinated Indenture, as the case may be, against payment of the consideration therefor specified in the Prospectus or pursuant to any Terms Agreement, the Notes will constitute valid and legally binding obligations of the Company, conform in all material respects to the description thereof in the Prospectus and be entitled to the benefits provided by the Senior Indenture or the Subordinated Indenture, as the case may be.

                  (v) No Defaults; Regulatory Approvals. The execution, delivery
                      ---------------------------------
         and performance by the Company of this Agreement, the Senior Indenture, the Subordinated Indenture and the Notes and compliance by the Company with the provisions hereof and thereof and pursuant to any applicable Terms Agreement will not constitute a breach of, or default under, (i) the corporate charter or by-laws of the Company, or (ii) any material agreement, indenture or other instrument relating to indebtedness for money borrowed to which the Company is a party, or (iii) to the Company's best knowledge, any law, order, rule, regulation, or decree of any court, governmental agency or authority located in the United States having jurisdiction over the Company or any property of the Company, which, in the case of (ii) or (iii), breach or default would be reasonably likely to have a material adverse effect on the Company and its subsidiaries taken as a whole; and no consent, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, any Terms Agreement and the Indentures, except such as have been obtained or will be obtained prior thereto and except such as may be required under applicable state securities or Blue Sky laws.

                  (b) Additional Certifications. Any certificate signed by any
                      -------------------------
officer of the Company and delivered to the Agents or to counsel for the Agents in connection with an offering of Notes or the sale of Notes to an Agent as principal shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby on the date of such certificate and at each Representation Date referred to in Section 2(a) hereof subsequent thereto.

SECTION 3.  Purchases as Principal; Solicitations as Agents.
            -----------------------------------------------

                  (a) Purchases as Principal. Unless otherwise agreed by an
                      ----------------------
Agent and the Company, Notes to be issued by the Company shall be purchased by the Agent as principal. Such purchases shall be made in accordance with terms agreed upon by the Agent and the Company with respect to such information (as applicable) under a separate terms agreement containing the terms set forth in Exhibit A hereto (which terms shall be agreed upon orally, with written
---------
confirmation prepared by the Agent and mailed or sent via facsimile transmission to the Company) (each such separate agreement is herein referred to as a "Terms Agreement") and, in the case of sales to Agents on a syndicated basis, a separate terms agreement substantially in the form of Exhibit G-2 hereto (a
                                                      -----------
"Syndicated Terms Agreement"). Unless the context otherwise requires, (i) each reference contained herein to "this Agreement" shall be deemed to include any applicable Terms Agreement between the Company and an Agent and any applicable Syndicated Terms Agreement between the Company and the Agents on a syndicated basis, and (ii) each reference contained herein to any "Terms Agreement" shall be deemed to include any Syndicated Terms Agreement hereunder. The Agent's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each purchase of Notes, unless otherwise agreed by the Company and such Agent, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission, in immediately available funds, set forth in Exhibit B
                                                                    ---------
hereto. The amount of such discount, which shall in no case exceed 1.50% of the principal amount of each such Note, shall be set forth in the applicable Terms Agreement. The Agent may engage the services of any other broker or dealer in connection with the resale of the Notes purchased as principal and may allow any portion of the discount received from the Company in connection with such purchases to such brokers and dealers. The Terms Agreement with respect to a purchase by an Agent as principal shall also specify the requirements, if any, for the stand-off agreement, opinions of counsel, officers' certificates and comfort letters pursuant to Sections 4(h), 6(a), 6(b) and 6(c), respectively, hereof; provided, however, that any requirements for the stand-off agreement
        --------  -------
shall be subject to acceptance by the Company. The resale of any Notes acquired by such Agent as principal shall be subject to all of the applicable selling restrictions set forth in Exhibit H hereto.
                          ---------

                  (b) Solicitations as Agents. On the basis of the
                      -----------------------
representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed upon by the Company and an Agent, such Agent, as an agent of the Company, will use its reasonable efforts to solicit offers to purchase the Notes to be issued by the Company upon the terms and conditions set forth herein and in the Prospectus and to consummate any agency purchase resulting from the acceptance of such an offer by the Company. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and the Agent.

                  The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through the Agents, as agents, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

                  The Company agrees to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Exhibit B hereto, or as otherwise agreed by the Company and such
                ---------
Agent. The amount of such commission, which shall in no case exceed 1.50% of the principal amount of each such Note, shall be set forth in the written confirmation relating to such sale. The Agents may reallow any portion of the commission payable pursuant hereto to dealers in connection with the offer and sale of any Notes.

                  (c) Administrative Procedures.  The purchase price, interest
                      -------------------------
rate or formula, maturity date, discount or commission amount and other terms of the Notes (as applicable) specified in Exhibit A hereto shall be agreed upon
                                       ---------
from time to time by written agreement of the Company and the applicable Agent (the "Procedures") and set forth in the Prospectus to be prepared in connection with each sale of Notes. The initial Procedures agreed upon by the Agents and the Company are set forth in Exhibit I hereto. The Agents and the Company agree
                             ---------
to perform the respective duties and obligations specifically provided to be performed by the Agents and the Company herein and in the Procedures. The Company will furnish a copy of the Procedures from time to time in effect to each Agent, the Senior Trustee, the Subordinated Trustee and any authenticating agent, paying agent, calculation agent or exchange rate agent.

                  (d) Delivery. The documents required to be delivered pursuant
                      --------
to Section 6 hereof shall be delivered at the office of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, on the date hereof at 10:00 a.m. New York time, or at such other place and time as the Agents and the Company may agree upon in writing (the "Closing Time").

                  (e) Offering and Sale of Notes.  The Company and the Agents
                      --------------------------
agree that the Notes are to be offered and sold as set forth in the Prospectus.

SECTION 4.        Covenants of the Company.
                  ------------------------

                  The Company covenants with the Agents as follows:

                  (a) Notice of Certain Events. The Company will promptly notify
                      ------------------------
each Agent (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the SEC for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus, (iv) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as promptly as practicable.

                  (b) Notice of Certain Proposed Filings. The Company will not
                      ----------------------------------
file or transmit for filing any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for a change in the interest rates of Notes and similar pricing information related to particular sales of Notes), unless the Company has furnished each Agent for its review copies of any such amendment or supplement proposed to be filed or transmitted for filing prior to filing or transmission for filing, as the case may be.

                  (c) Copies of the Registration Statement and the Prospectus.
                      -------------------------------------------------------
The Company will deliver to the Agents as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference in the Prospectus) as the Agents may reasonably request. The Company will furnish to the Agents as many copies of the Prospectus (as amended or supplemented) as the Agents shall reasonably request in connection with sales or solicitations of offers to purchase the Notes.

                  (d) Revisions of Prospectus - Material Changes. Except as
                      ------------------------------------------
otherwise provided in subsection (i) of this Section 4, if at any time during the term of this Agreement an event shall occur or condition exist as a result of which it is necessary to further amend or supplement the Prospectus in order that the Prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or if it shall be necessary to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, prompt notice shall be given to the Agents to cease the solicitation of offers to purchase the Notes in their capacity as agents, and the Company will (subject to subsection
(b) of this Section 4) promptly prepare and file, or transmit for filing, with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as the Company reasonably determines may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements. The Agents shall, at such time as the Company shall have furnished to the Agents an amended or supplemented Prospectus in form reasonably satisfactory to the Agents and their counsel, resume solicitation of offers to purchase the Notes using the Prospectus so amended and supplemented.

                  (e) Periodic Financial Information. Except as otherwise
                      ------------------------------
provided in subsection (i) of this Section 4, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to the Agents.

                  (f) Earning Statements. The Company will make generally
                      ------------------
available to its security holders and to the Agents as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the filing, or transmission for filing, of the Prospectus pursuant to Rule 424 under the 1933 Act occurs (except not later than 90 days after the end of such period if such quarter is the last fiscal quarter), an earnings statement (which need not be audited) of the Company and its subsidiaries, covering such 12-month period, which will satisfy the provisions of Section 11(a) of the 1933 Act.

                  (g) Blue Sky Qualifications. The Company will endeavor, in
                      -----------------------
cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such States and other jurisdictions of the United States as the Agents may reasonably designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be required to take any
           --------  -------
action which would subject it to general or unlimited service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agents of the receipt by it of any notification with respect to the suspension of the qualification of the Notes for sale in any such State or jurisdiction or the initiating or threatening of any proceeding for such purpose.

                  (h) Stand-Off Agreement. If required pursuant to the terms of
                      -------------------
a Terms Agreement, between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without the prior consent of the Agent who is party to such Terms Agreement, offer or sell, or enter into any agreement to sell, any debt securities of the Company (other than Notes that are to be sold pursuant to such Terms Agreement).

                  (i) Suspension of Certain Obligations. The Company shall not
                      ---------------------------------
be required to comply with the provisions of subsections (d) or (e) of this
Section 4 during any period from (x) the time that (A) the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the Company and (B) a Prospectus relating to the Notes is no longer required to be delivered under the 1933 Act to (y) the time the Company shall determine that solicitation of purchases of the Notes should be resumed by any Agent or the Company shall subsequently enter into any new Terms Agreement with any Agent.

                  (j) Termination of Purchaser Obligations. The Company agrees
                      ------------------------------------
that any person who has agreed to purchase Notes as the result of an offer to purchase solicited by an Agent has the right, exercisable only prior to such purchase, to refuse to purchase and pay for such Notes if, on the related Settlement Date fixed pursuant to the Procedures, any event or condition set forth in Section 12(b) hereof shall have occurred and be continuing on such date (it being understood that the judgment of such person with respect to the impracticability of such purchase of the Notes shall be substituted, for purposes of this Section 4(j), for the respective judgment of such Agent with respect to certain matters referred to in such Section 12(b), and that such Agent shall have no duty or obligation whatsoever to exercise the judgment permitted under such Section 12(b) on behalf of any such person).

                  (k) Listing. With respect to any Notes, upon agreement between
                      -------
the Company and an Agent, the Company will make an application for such Notes to be listed on the Luxembourg Stock Exchange or such other stock exchange as may be agreed by the Company and such Agent at the time of such agreement.

SECTION 5.        Payment of Expenses.
                  -------------------

                  Whether or not the transactions contemplated hereunder are consummated or this Agreement or any Terms Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement including: (a) the printing, preparation and delivery of the Registration Statement and the Prospectus and all amendments and supplements thereto to the Agents and the filing of such documents with the SEC; (b) the preparation, filing and reproduction of this Agreement; (c) the preparation, printing, issuance and delivery of the Notes, including any fees and expenses related to the use of book-entry notes; (d) the fees and disbursements of the Company's and Agents' counsel and accountants, of the Senior Trustee and its counsel, of the Subordinated Trustee and its counsel and of any paying agent, calculation agent or exchange rate agent; (e) any reasonable advertising and other out-of-pocket expenses of the Agents incurred with the approval of the Company; (f) the qualification of the Notes under state securities laws in accordance with the provisions of Section 4(g) hereof, including the filing fees and the fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey; (g) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.; (h) all fees paid to exchanges in connection with the listing of the Notes on any agreed stock exchange; and (i) the cost of preparing and providing any CUSIP or other identification numbers for the Notes.

                  Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company also agrees to pay all fees charged by rating agencies for the rating of any of the Notes as well as the reasonable fees, expenses and disbursements of counsel to the Agents incurred in connection with the establishment of the program contemplated hereby and described in the Prospectus and from time to time in connection with the transactions contemplated hereby and any opinions to be rendered by such counsel hereunder.

SECTION 6. Conditions of Agents' Obligations.
           ---------------------------------

           The obligations of the Agents to solicit offers to purchase the Notes as agents of the Company, the obligations of any purchasers of Notes sold through an Agent as agent, and any obligation of an Agent to purchase Notes pursuant to any Terms Agreement, will be subject at all times to the accuracy in all material respects of the representations and warranties contained herein on the part of the Company and to the accuracy in all material respects of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained in all material respects and to the following additional conditions precedent:

           (a)  Legal Opinions. On the date hereof and on each Settlement Date
                --------------
if so specified in the applicable Terms Agreement, the Agents shall have received the following legal opinions, dated as of the date hereof or such Settlement Date, as the case may be, and in form and substance reasonably satisfactory to the Agents:

           (i)  Opinion of Company Counsel. The opinion of Ross E. Jeffries,
                --------------------------
     Jr., Esq., counsel to the Company, substantially in the form of Exhibit C
                                                                     ---------
     hereto. As to those matters which relate to the Senior Trustee or the Subordinated Trustee, Ross E. Jeffries, Jr., Esq. may rely upon the respective certificate or certificates of such trustees, and as to matters governed by New York law, upon the opinion of Sullivan & Cromwell delivered pursuant to subsection (a)(ii) of this Section 6.

           (ii) Opinions of Counsel to the Agents. The opinion of Sullivan &
                ---------------------------------
     Cromwell, counsel to the Agents, substantially in the form of Exhibit D
                                                                   ---------
     hereto; the opinion of Sullivan & Cromwell regarding certain tax disclosure contained in the Prospectus. As to matters governed by the laws of North Carolina, Sullivan & Cromwell may rely upon the opinion delivered pursuant to subsection (a)(i) of this Section 6.

           (b)  Officer's Certificates. On the date hereof and on each
                ----------------------
Settlement Date, the Agents shall have received a certificate of the President or an Executive Vice President or a Senior Vice President or the Chief Financial Officer or the Chief Accounting Officer of the Company satisfactory to the Agents, substantially in the form of Exhibit E hereto, dated the date hereof or
                                     ---------
such Settlement Date, as the case may be.

           (c)  Accountant's Comfort Letter. On the date hereof and on each
                ---------------------------
Settlement Date if so specified in the applicable Terms Agreement, the Agents shall have received a letter dated the date hereof or such Settlement Date, as the case may be, substantially in the form of Exhibit F hereto, from KPMG LLP,
                                              ---------
the independent accountants to the Company.

           (d)  Other Documents. On the date hereof and on each Settlement Date,
                ---------------
counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably request for the purpose of enabling such counsel to pass upon the issuance and sale of the Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness in all material respects of any of the representations and warranties, or the fulfillment in all material respects of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be reasonably satisfactory in form and substance to the Agents.

           (e) Termination. If any condition specified in this Section 6 shall
               -----------
not have been fulfilled in all material respects when and as required to be fulfilled, this Agreement (or, at the option of the Agent, any applicable Terms Agreement) may be terminated, insofar as this Agreement or such Terms Agreement relates to a particular Agent, by such Agent by notice to the Company at any time prior to the fulfillment of such condition and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 4(f) hereof, provisions concerning payment of expenses under Section 5 hereof, the indemnity and contribution agreements set forth in Sections 9 and 10 hereof, the provisions concerning the representations, warranties and agreements to survive delivery of Section 11 hereof, the termination procedures of Section 12(c) hereof, the notice provisions of Section 13 hereof, the provisions set forth under "Parties" of Section 14 hereof and the governing law provisions set forth under Section 15 hereof shall remain in effect.

SECTION 7. Delivery of and Payment for Notes Sold through an Agent.
           -------------------------------------------------------

           Delivery of Notes sold through an Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the applicable Agent shall promptly notify the Company and deliver the Note to the Company, and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to the Agent. If such failure shall have occurred for any reason other than as a result of the default by the applicable Agent of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the Company's account.

SECTION 8. Additional Covenants of the Company.
           -----------------------------------

           The Company covenants and agrees with each Agent that:

           (a) Reaffirmation of Representations and Warranties. Each acceptance
               -----------------------------------------------
by the Company of an offer for the purchase of Notes to be issued by the Company (whether to an Agent as principal or through the Agent as agent), and each delivery of such Notes to the Agents, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agents pursuant hereto are true and correct in all material respects at the time of such acceptance or delivery, as the case may be, and with respect to each acceptance an undertaking that such representations and warranties will be true and correct in all material respects at the time of delivery by the Company to the purchaser or his agent, or to the applicable Agent, of such Notes relating to such acceptance or delivery, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

           (b) Subsequent Delivery of Certificates. Each time that the
               -----------------------------------
Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of Notes or similar changes and, unless the Agents shall otherwise reasonably require, other than by an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes) or there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K, unless the Agents shall otherwise reasonably require) or if such certificate is required pursuant to the terms of a Terms Agreement, the Company shall promptly furnish or cause to be furnished to the Agents a certificate dated as of the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment or the applicable Settlement Date, as the case may be, in form reasonably satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 6(b) hereof which were last furnished to the Agents are true and correct in all material respects at the time of such amendment, supplement, filing or Settlement Date, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

           (c) Subsequent Delivery of Legal Opinions. Each time that the
               -------------------------------------
Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of the Notes or similar changes or solely for the inclusion of additional financial information, and, unless the Agents shall otherwise reasonably require, other than by an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes) or there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K, unless the Agents shall otherwise reasonably require), or if such opinion is required pursuant to the terms of a Terms Agreement, the Company shall promptly furnish or cause to be furnished to the Agents and to counsel to the Agents a written opinion of Ross E. Jeffries, Jr., Esq., counsel to the Company, or other counsel reasonably satisfactory to the Agents dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the applicable Settlement Date, as the case may be, in form reasonably satisfactory to the Agents, of the same tenor as the opinion referred to in Section 6(a)(i) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

           (d) Subsequent Delivery of Comfort Letters. Each time that the
               --------------------------------------
Registration Statement or the Prospectus shall be amended or supplemented to include additional material financial information or there is filed with the SEC any document incorporated by reference into the Prospectus which contains additional material financial information or, if such letter is required pursuant to a Terms Agreement, the Company shall cause KPMG LLP promptly to furnish the Agents a letter, dated the date of effectiveness of such amendment, supplement or document with the SEC, or the date of such sale, as the case may be, in form reasonably satisfactory to the Agents, of the same tenor as the portions of the letter referred to in clauses (i) and (ii) of Exhibit F hereto
                                                              ---------
but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses (iii) and (iv) of said Exhibit
                                                                         -------
F with such changes as may be necessary to reflect changes in the financial
-
statements and other information derived from the accounting records of the Company.

           (e) Listing. In connection with any application to list Notes on the
               -------
Luxembourg Stock Exchange or any other stock exchange, the Company will furnish from time to time any and all documents, instruments, information and undertakings and publish all advertisements or other material that may be necessary in order to effect such listing(s) and maintain such listing(s) until none of such Notes is outstanding or until such time as payment in respect of principal, premium, if any, and interest in respect of all such Notes has been duly provided for, whichever is earlier; provided, however, that if the Company
                                         --------  -------
can no longer reasonably maintain such listing(s), it will use its reasonable best efforts to obtain and maintain the quotation for, or listing of, the Notes on such other stock exchange or stock exchanges as the Company may decide with the approval of the Agents.

SECTION 9. Indemnification.
           ---------------

           (a) Indemnification of Agents. The Company agrees to indemnify and
               -------------------------
hold harmless each Agent, each of its directors and officers and each person who controls any Agent within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other Federal or State statutory law or regulation, at common law or otherwise, as incurred, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement or in any amendment thereof filed prior to the date hereof, or in the Registration Statement or the Prospectus, or in any amendment thereof or supplement thereto, or in any related preliminary prospectus or preliminary prospectus or pricing supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and severally agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however,
                                                             --------  -------
that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Agent specifically for use in the Prospectus or any supplement thereto or any related preliminary prospectus or preliminary prospectus or pricing supplement or of the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Senior Trustee and the Subordinated Trustee, and (ii) such indemnity with respect to any related preliminary prospectus or preliminary prospectus supplement shall not inure to the benefit of any Agent (or any person controlling such Agent) from whom the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof if such person was not sent or given a copy of the Prospectus (or the Prospectus as amended or supplemented), excluding documents incorporated therein by reference, at or prior to the confirmation of the sale of such Notes to such person in any case where such delivery is required by the 1933 Act and the untrue statement or omission of a material fact contained in such related preliminary prospectus or preliminary prospectus supplement was corrected in the Prospectus (or the Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

           (b) Indemnification of the Company. Each Agent severally agrees to
               ------------------------------
indemnify and hold harmless the Company, each of its directors and officers, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company to each Agent, but only with reference to written information furnished to the Company by or on behalf of such Agent specifically for use in the Prospectus or any supplement thereto or any related preliminary prospectus or preliminary prospectus or pricing supplement. This indemnity agreement will be in addition to any liability which any Agent may otherwise have.

           (c) General. Promptly after receipt by an indemnified party under
               -------
Section 9(a) or (b) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under Section 9(a) or
(b). In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided,
                                                                      --------
however, that, if the defendants in any such action include both the indemnified
-------
party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under Section 9(a) or (b) for any legal or other expenses subsequently incurred by such indemnified party (other than reasonable costs of investigation) in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate national counsel representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, or (iv) the counsel chosen by the indemnifying party to represent the indemnified party would have a conflict of interest; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

SECTION 10.  Contribution.
             ------------

             If the indemnification provided for in Section 9 is unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof), as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other from the offering of the Notes of the Company to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 9(c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and each Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of the Notes received by the Company bear to the total commissions or discounts received by such Agents in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by or on behalf of the Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Agent agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 10. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Agent shall be required to contribute any amount in excess of the amount by which the total public offering price at which the Notes purchased by or through it were sold exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Agents in this
Section 10 to contribute are several in proportion to the respective purchases made by or through it to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.

SECTION 11.  Representations, Warranties and Agreements to Survive Delivery.
             --------------------------------------------------------------

             All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of an Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION 12.  Termination.
             -----------

             (a)  Termination of this Agreement.
                  -----------------------------

             This Agreement (excluding any Terms Agreement) may be terminated for any reason, at any time by either the Company or any of the Agents, in each case as to itself, immediately upon the giving of 30 days' written notice of such termination to the other parties hereto in accordance with the provisions of Section 13 hereof.

             (b)  Termination of Terms Agreement.
                  ------------------------------

             An Agent may terminate any Terms Agreement to which it is a party, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto if:

             (i) there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition or results of operations, or any development reasonably likely to result in a material adverse change in the financial condition or results of operations, of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business;

                  (ii) since the date of any such Terms Agreement, there shall have occurred (A) any material adverse change in the financial markets in the United States, or in the particular international financial markets where the Notes are being offered as contemplated by the Prospectus and the applicable pricing supplement, or (B) any outbreak or escalation of hostilities or other national or international calamity or crisis, in each case, the effect of which shall be such as to make it, in the reasonable judgment of such Agent, impracticable to enforce contracts for the sale of the Notes or to proceed with the offering, sale or delivery of the Notes being offered;

                  (iii) since the date of any such Terms Agreement, there shall have occurred, in the reasonable opinion of the relevant Agent, a change in international financial, political or economic conditions or currency exchange rates or exchange controls, in each case, the effect of which shall be such as to make it, in the reasonable judgment of such Agent, impracticable to proceed with the offering, sale or delivery of the Notes being offered;

                  (iv) since the date of any such Terms Agreement, there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States or, with respect to Clearstream or Euroclear, securities settlement or clearance services in Europe which disruption materially impacts the settlement or clearance of the Notes being offered;

                  (v) since the date of any such Terms Agreement, trading in any securities of the Company shall have been suspended by the SEC or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by either of said exchanges or by order of the SEC or any other governmental authority, or if a banking moratorium shall have been declared by federal, New York or North Carolina authorities, or a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Notes subject to such Terms Agreement are denominated or payable;

                  (vi) the rating assigned by any nationally recognized securities rating agency (as described by the SEC for purposes of Rule 436(g)(2) of the 1934 Act regulations) to any debt securities of the Company as of the date of any Terms Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has placed any debt securities of the Company on what is commonly termed a "watch list" for possible downgrading; or

                  (vii) there shall have come to such Agent's attention any facts that would cause such Agent reasonably to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

                  (c)    General.
                         -------

                  In the event of any such termination described in Section 12(a) or Section 12(b) hereto, none of the parties will have any liability to the other parties hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with the third paragraph of Section 3(b) hereof, (ii) if at the time of termination (a) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of such Notes relating thereto has not occurred, or (b) an Agent shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them, the covenants set forth in Sections 4 and 8 hereof shall remain in effect until the later of (x) the time at which such Notes are so resold or delivered, as the case may be, and (y) the time at which a Prospectus relating to the Notes is no longer required to be delivered under the 1933 Act and (iii) the covenant set forth in Section 4(f) hereof, the provisions of
Section 5 hereof, the indemnity and contribution agreements set forth in Sections 9 and 10 hereof, and the provisions of Sections 11, 12(c), 13, 14 and 15 hereof shall remain in effect.

SECTION 13.       Notices.
                  -------

                  Unless otherwise provided herein, all notices required under the terms and provisions of this Agreement shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

                  If to the Company:

                     Wachovia Corporation
                     One Wachovia Center
                     Charlotte, North Carolina  28288-0630
                     Attention: Ross E. Jeffries, Jr.
                     Facsimile Number: (704) 715-4496

           If to First Union Securities, Inc.:

                 First Union Securities, Inc.
                 One Wachovia Center
                 Charlotte, North Carolina 28288-0600
                 Attention: William Cameron
                 Facsimile Number: (704) 715-1214

           If to any other Agent: at its notice address(es) specified on
           Schedule I hereto

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

SECTION 14. Parties.
            -------

           This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 9 and 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained.

           This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase. Notwithstanding the foregoing, the purchasers referred to in Section 4(j) shall have the rights set forth therein.

SECTION 15. Governing Law.
            -------------

           This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 16. Counterparts.
            ------------

           This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

           If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company 16 counterparts hereof, whereupon this instrument along with all counterparts will become a binding agreement between each of the Agents and the Company in accordance with its terms.

                                                      Very truly yours,

                                                      WACHOVIA CORPORATION


                                                      By:_______________________
                                                         Name:  Thomas J. Wurtz
                                                         Title: Treasurer

CONFIRMED AND ACCEPTED,
as of the date first above written


U.S. Agents:


FIRST UNION SECURITIES, INC.


By: ____________________________
    Name:
    Title:


BARCLAYS CAPITAL INC.


By: ____________________________
    Name:
    Title:


BEAR STEARNS & CO.


By: ____________________________
        Name:
        Title:


CREDIT SUISSE FIRST BOSTON CORPORATION


By: ____________________________
        Name:
        Title:

GOLDMAN SACHS & CO.


By: ____________________________
         Name:
         Title:

GUZMAN & COMPANY


By: ____________________________
         Name:
         Title:

J.P. MORGAN SECURITIES INC.


By: ____________________________
         Name:
         Title:


LEHMAN BROTHERS


By: ____________________________
         Name:
         Title:


MERRILL LYNCH, PIERCE, FENNER & SMITH, INCORPORATED


By: ____________________________
         Name:
         Title:


SALOMON SMITH BARNEY INC.


By: ____________________________
         Name:
         Title:

UBS WARBURG LLC


By: ____________________________
         Name:
         Title:


UTENDAHL CAPITAL PARTNERS, L.P.


By: ____________________________
         Name:
         Title:


European Agents:


WACHOVIA SECURITIES INTERNATIONAL LIMITED


By: ____________________________
    Name:
    Title:


BARCLAYS BANK PLC


By: ____________________________
    Name:
    Title:


BEAR, STEARNS INTERNATIONAL LIMITED


By: ____________________________
         Name:
         Title:

CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED


By: ____________________________
         Name:
         Title:


GOLDMAN SACHS INTERNATIONAL


By: ____________________________
         Name:
         Title:


GUZMAN & COMPANY


By: ____________________________
         Name:
         Title:


J.P. MORGAN SECURITIES LTD.


By: ____________________________
         Name:
         Title:


LEHMAN BROTHERS INTERNATIONAL (EUROPE)


By: ____________________________
         Name:
         Title:


MERRILL LYNCH INTERNATIONAL


By: ____________________________
         Name:
         Title:

SALOMON BROTHERS INTERNATIONAL LIMITED


By: ____________________________
         Name:
         Title:


UBS AG, acting through its business group UBS WARBURG


By: ____________________________
         Name:
         Title:


UTENDAHL CAPITAL PARTNERS, L.P.


By: ____________________________
         Name:
         Title:

                                                                      SCHEDULE I
                                                                      ----------


                          Names and Addresses of Agents

U.S. Agents:
-----------

First Union Securities, Inc.
One Wachovia Center
Charlotte, NC 28288-0600
Attention:  William Cameron, Vice President
Tel:  704-374-6977
Fax:  704-715-1214
bill.cameron@wachovia.com


Barclays Capital Inc.
222 Broadway, 7th Floor
New York, New York 10038
Attention:  Thomas Voorhees, Director
Tel:  212-412-6730
Fax:  212-412-7305
tom.vorhees@barcap.com


Bear Stearns & Co.
383 Madison Avenue
New York, NY 10179
Attention:  Joel Schlesinger, Senior Managing Director
Tel:  212-272-3434
Fax:  212-272-6227
jschlesinger@bear.com


Credit Suisse First Boston Corporation
11 Madison Avenue, 4th Floor
New York, New York 10010-3629
Attention:  Fred Sherrill, Managing Director
Tel:  212-325-3559
Fax:  212-743-5154
frederick.sherrill@csfb.com

                                     S-I-1

Goldman Sachs & Co.
85 Broad Street, 29th Floor
New York, NY 10004
Attention:  Tom McGuire
Tel:  212-902-8297
Fax:  212-902-3000
tom.mcguire@gs.com


Guzman & Company
30 Montgomery Street, Suite 940
Jersey City, NJ 07302
Attention:  William D. Robertson
Tel:  201-433-3500
Fax:  201-433-3290
bill@guzman.com


J.P. Morgan Securities Inc.
270 Park Avenue, 8th Floor
New York, New York 10017
Attention:  Peter Brown, Vice President
Tel:  212-834-3949
Fax:  212-834-6170
peter.robert.brown@jpmorgan.com


Lehman Brothers
745 7th Avenue, 3rd Floor
New York, NY 10019
Attention:  Nancy McAllister, Managing Director
Tel:  212-526-2301
Fax:  646-758-3889
nmcallis@lehman.com


Merrill Lynch, Pierce, Fenner & Smith, Incorporated
4 World Financial Center
New York, New York 10080
Attention:  Steven Greene, Vice President
Tel:  212-449-4909
Fax:  212-449-2760
Mobile:  201-930-9199
stgreene@exchange.ml.com

                                     S-I-2

Salomon Smith Barney Inc.
390 Greenwich Street, 4th Floor
New York, New York 10013
Attention:  Peter O. Aherne, Managing Director
Tel:  212-723-6104
Fax:  212-723-8670
peter.o.aherne@ssmb.com


UBS Warburg LLC
677 Washington Boulevard, 6th Floor
Stamford, CT 06901
Attention:  Jeff Craig, Director
Tel:  203-719-1062
Fax:  203-719-7139
jeffrey.craig@usbw.com


Utendahl Capital Partners, L.P.
30 Broad Street, 42nd Floor
New York, New York 10004
Attention:  Carlos Sanchez, Managing Director
Tel:  212-797-2665
Fax:  212-425-1873
Csanchez@utendahl.com

European Agents:
----------------

Wachovia Securities International Limited
3 Bishopsgate
London EC2N 3AB

Address for notices:
Wachovia Bank NA
301 S Tryon Street
nc0207
Charlotte, NC 28288
Attention: James Gilbraith II
Tel: 704-374-3436

Barclays Bank PLC
5 The North Colonnade
Canary Wharf London E14 4BB
England
Attention: MTN Dealers
Tel: 44-20-7773-9090
Fax: 44-20-7773-4876
mtnldn@barcap.com

Bear, Stearns International Limited
One Canada Square, E14 5AD, London
England
Attention: Hugo Varney
Tel: 44-20-7516-6242
Fax: 44-20-7516-6251
hvarney@bear.com

Credit Suisse First Boston (Europe) Limited
One Cabot Square, Canary Wharf
Attention: Shirley Wright
London E14 4QJ
England
Tel: 44-20-7888-1945
Fax: 44-20-7905-6128
shirley.wright@csfb.com

Goldman Sachs International
Peterborough Court
133 Fleet Street
London EC4A 2BB
England
Tel: 44-20-7774-9581
Fax: 44-20-7774-4477
Tim.Grayson@GS.com

Guzman & Company
30 Montgomery Street, Suite 940
Jersey City, NJ 07302
Attention: William D. Robertson
Tel: 201-433-3500
Fax: 201-433-3290
bill@guzman.com

J.P. Morgan Securities Ltd.
125 London Wall
London EC2Y 5AJ
Attention: Euro Medium Term Note Desk
Tel: 44-20-7779-3469
Fax: 44-20-7777-9153

Lehman Brothers International (Europe)
One Broadgate
London EC2M 7HA
England
Attention: Euro Medium Term Note Desk
Tel: 44-20-7256-8256
Fax: 44-20-7260-2778

Merrill Lynch International
Merrill Lynch Financial Centre
2 King Edward Street
London EC1A 1HQ
England
Attention: EMTN Trading and Distribution Desk
Tel: 44-20-7995-3995
Fax: 44-20-7995-4327

Salomon Brothers International Limited
Citigroup Centre
33 Canada Square
London E14 5LB
Attention: MTN Desk
Tel: 44-20-7986-9050
Fax: 44-20-7986-1929

UBS AG, acting through its business group UBS Warburg
1 Finsbury Avenue
London EC2M 2PP
England
Attention: UBS AG syndicate desk
Fax: 44-20-7567-2364
Tel: 44-20-7567-2477
tom.ineke@ubsw.com

Utendahl Capital Partners, L.P.
30 Broad Street, 42nd Floor
New York, New York 10004
Attention: Carlos Sanchez, Managing Director
Tel: 212-797-2665
Fax: 212-425-1873
Csanchez@utendahl.com

                                     S-I-3

                                                                     SCHEDULE II
                                                                     -----------


       The following information appearing in the Prospectus under the caption "Plan of Distribution" (and only such information) has been furnished to the Company by the Agents expressly for use therein:

              (1) The sixth, seventh and eighth sentences of the first paragraph of text relating to resales;

              (2) The second and third sentences of the sixth paragraph of text relating to market making; and

              (3) The eleventh paragraph of text relating to stabilization transactions.

                                     S-2-1

                                                                       EXHIBIT A
                                                                       ------- -

             The following terms and conditions, if applicable, shall be agreed to by the Agent and the Company in connection with each Terms Agreement (and unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Prospectus):


DESCRIPTION OF THE NOTES

1.   Specified Currency and Principal Amount:

2.   Senior or Subordinated:

3.   Original Issue Date:

4.   Stated Maturity Date:

5.   Issue Price:

6.   (a)  Authorized Denomination(s):

     (b)  Redenomination (Yes/No):       [If yes, give details]

7.   (a)  Series Number:

     (b)  If forming part of an existing Series (Yes/No): [If yes, give details]

8.   Interest Period:

             G   One Month

             G   Three Months

             G   Six Months

             G   Twelve Months

             G   Other (Specify Number of Months):

9.   Interest Payment Date(s):

10.  Record Dates (for Notes with Maturities Greater than One Year):

11.  Exchange Rate Agent (Dual Currency Notes):

12.  Default Rate (if other than Interest Rate):     % per annum

PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE

FIXED RATE NOTES

13.  Interest Rate:    % per annum

14.  Day Count Convention:

             G   30/360 for the period from _______ to ________

             G   Actual/360 for the period from ________ to ________

             G   Actual/Actual (ISMA) for the period from ________ to ________

             G   Other (specify convention and applicable period):

FLOATING RATE NOTES

15.  Interest Rate Determination:

             G   ISDA Rate

             G   Reference Rate Determination

16.  Calculation Agent, if not First Union National Bank:

17.  Maximum Interest Rate:     % per annum

18.  Minimum Interest Rate:     % per annum

19.  Day Count Convention:

             G   30/360 for the period from _______ to _______

             G   Actual/360 for the period from ________ to ________

             G   Actual/Actual (ISMA) for the period from _______ to ________

             G   Other (specify convention and applicable period):

20.  Business Day Convention:

             G   Floating Rate Convention

             G   Following Business Day Convention

             G   Modified Following Business Day Convention

             G   Preceding Business Day Convention

             G   Other (specify):

ISDA RATE

21.  Margin:      [+/-]       % per annum

22.  Floating Rate Option:

23.  Designated Maturity:

24.  Reset Date:

REFERENCE RATE DETERMINATION

25.  Initial Interest Rate:

26.  Index Maturity:

27.  Interest Rate Basis or Bases:

             If CMT Rate:  Designated CMT Moneyline Telerate Page:

                           Designated CMT Maturity Index:

             If LIBOR:     G   LIBOR Telerate

                           G   LIBOR Reuters

             If EURIBOR:   G   EURIBOR Telerate

28.  Index Currency:

29.  Spread:      [+/-]       % per annum

30.  Spread Multiplier:

31.  Initial Interest Reset Date:

32.  Interest Reset Period:

33.  Interest Reset Dates:

34.  Interest Calculation:

             G       Regular Floating Rate Note

             G       Floating Rate/Fixed Rate Note

                     Fixed Rate Commencement Date:   % per annum

                     Fixed Interest Rate:

             G       Inverse Floating Rate Note:   % per annum

                     Fixed Interest Rate:

PROVISIONS REGARDING REDEMPTION/REPAYMENT

35.  Initial Redemption Date:

36.  Initial Redemption Percentage:

37.  Annual Redemption Percentage Reduction:

38.  Holder's Optional Repayment Date(s):

DISCOUNT NOTES (INCLUDING ZERO COUPON NOTES)

39.  Discount Note (Yes/No):

             If Yes: Total Amount of OID:

                     Yield to Maturity:

                     Initial Accrual Period:%

                     Issue Price:

INDEXED NOTES

40.  Index: [give details]

41.  Formula:

42. Agent, if any, responsible for calculating the principal and/or interest payable:

43. Provisions where calculation by reference to Index and/or Formula is impossible or impracticable:

DUAL CURRENCY NOTES

44.  Dual Currency Notes (Yes/No):

             If Yes: Face Amount:

                     Face Amount Currency:

                     Optional Payment Currency:

                     Option Election Dates: [give details]

45.  Designated Exchange Rate:

46.  Option Value Calculation Agent:

47. Agent, if any, responsible for calculating the principal and/or interest payable:

INSTALLMENT NOTES

48.  Additional provisions relating to Installment Notes:

PARTLY PAID NOTES

49.  Additional provisions relating to Partly Paid Notes:

GENERAL PROVISIONS

50.  Additional or different Paying Agents:

51.  Additional or different Registrars:

52.  Additional or different London Issuing Agents:

53.  Additional or different Transfer Agents:

54.   "Business Day" definition (if other than as defined in the Prospectus):

55.   Additional selling restrictions:  [give details]

56.   CUSIP:

      ISIN:

      Common Code:

      Other (specify):

57.   Details of additional/alternative clearance system approved by the
      Company:

58.   Notes to be listed (Yes/No):

               If Yes, stock exchange(s):

59.   Syndicated Issue (Yes/No):

               If Yes, names of managers and details of relevant stabilizing manager, if any:

60.   Clearance System(s):

               G   DTC only

               G   Euroclear and Clearstream only

               G   DTC, and Euroclear and Clearstream through DTC

               G   DTC, Euroclear and Clearstream

               G   Other:

61.   Name(s) of relevant Distribution Agent(s):

62.   Other terms or special conditions:

63.   Tax considerations:

64.   Discount or Commission per Note:

                                                                       EXHIBIT B
                                                                       ------- -

               Unless otherwise agreed by the Company and an Agent, as compensation for the services of the Agents hereunder, the Company shall pay the applicable Agent, on a discount basis, a commission for the sale of each Note of the Company equal to the principal amount of such Note multiplied by the appropriate percentage set forth below (it being understood that such commission shall in no case exceed 1.50% of the principal amount of such Note):


                                                                 PERCENT OF
MATURITY RANGES                                               PRINCIPAL AMOUNT
---------------                                               ----------------

From 9 months to less than 1 year ........................          .125

From 1 year to less than 18 months .......................          .150

From 18 months to less than 2 years ......................          .200

From 2 years to less than 3 years ........................          .250

From 3 years to less than 4 years ........................          .350

From 4 years to less than 5 years ........................          .450

From 5 years to less than 6 years ........................          .500

From 6 years to less than 7 years ........................          .550

From 7 years to less than 10 years .......................          .600

From 10 years to less than 15 years ......................          .625

From 15 years to less than 20 years ......................          .700

From 20 years to less than 30 years ......................          .750

30 years and more ........................................   as agreed, up to a
                                                             maximum of 1.50%

                                                                       EXHIBIT C
                                                                       ------- -

                   OPINION OF COUNSEL TO WACHOVIA CORPORATION

               Pursuant to Section 6(a)(i) (and to the extent required by Sections 3(a) and 8(c)) of the Distribution Agreement, counsel to the Company shall furnish to the Agents his opinion, with respect to the Company, to the effect that:

             (i) The Company has been duly incorporated and validly existing as a corporation in good standing under the laws of the State of North Carolina.

            (ii) The Company has corporate power and authority under the laws of the State of North Carolina to own its material properties and to conduct its business substantially as described in the Prospectus; the Company has all corporate power and authority necessary to execute and deliver the Distribution Agreement, the Senior Indenture, the Subordinated Indenture and the Notes to be issued by the Company, and to perform its obligations hereunder and thereunder.

           (iii) The Distribution Agreement has been duly authorized, executed and delivered by the Company.

            (iv) Each of the Senior Indenture and the Subordinated Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the 1939 Act and (assuming the Senior Indenture and the Subordinated Indenture have been duly authorized, executed and delivered by the Senior Trustee and the Subordinated Trustee, respectively) constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States.

             (v) The Notes have been duly authorized by the Company and, when duly completed, executed, authenticated, issued and delivered against payment of the consideration therefor in accordance with the provisions of the Distribution Agreement and the Senior Indenture or the Subordinated Indenture, as the case may be, such Notes will be valid and legally binding obligations of the Company, entitled to the benefits of the Senior Indenture or the Subordinated Indenture, as the case may be, and enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to, or affecting, creditors' rights and to general equity principles; and the Notes, the Senior Indenture and the Subordinated Indenture conform in all material respects to the descriptions thereof in the Prospectus.

            (vi) The execution, delivery and performance of the Distribution Agreement (including for such purposes any Terms Agreement), the Senior Indenture, the Subordinated Indenture and the Notes by the Company and compliance with the provisions hereof and thereof by the Company will not constitute a breach of, or default under, the corporate charter or by-laws of the Company, or any material agreement, indenture or other instrument relating to indebtedness for money borrowed known to such counsel and to which the Company is a party or, to the best of such counsel's knowledge, any law, order, rule, regulation or decree of any court, governmental agency or authority located in the United States having jurisdiction over the Company or any property of the Company which breach or default would be reasonably likely to have a material adverse effect on the Company and its subsidiaries taken as a whole; and no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of the Distribution Agreement (including for such purposes any Terms Agreement), the Senior Indenture, the Subordinated Indenture or the Notes by the Company except such as may be required under applicable foreign or state securities or Blue Sky laws or as have been duly made or obtained.

           (vii) The Registration Statement has become effective under the 1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC.

          (viii) At the time the Registration Statement became effective, the Registration Statement appeared on its face to be appropriately responsive in all material respects to the requirements of the 1933 Act, the 1939 Act and the regulations under each of those Acts.

            (ix) Such counsel does not know of any legal or governmental proceedings pending or threatened which are required to be described in the Prospectus which were not described as required; and the descriptions of statutes, legal and governmental proceedings and contracts and other documents in the Prospectus are accurate and fairly present the information required to be shown.

             (x) Such counsel does not know of any contracts or documents of a character required to be described in the Registration Statement or to be filed as exhibits thereto which were not described or filed as required.

            (xi) Nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement, at the time it became effective, and if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the SEC subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, and at the date hereof, or (if such opinion is being delivered in connection with a Terms Agreement) at the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contains or contained an untrue statement of a material fact or omits or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus, as amended or supplemented at the date hereof, or (if such opinion is being delivered in connection with a Terms Agreement) at the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel need express no opinion as to (A) the respective Statements of Eligibility (Form T-1s) under the 1939 Act of the Senior Trustee and the Subordinated Trustee,
         (B) the financial statements or other financial data contained in the Registration Statement or the Prospectus, (C) any statements or omissions made in reliance upon or in conformity with information furnished in writing to the Company by or on behalf of an Agent for use therein, (D) any statements, omissions or information relating to any tax information in the Registration Statement or the Prospectus, or (E) any statements, omissions or information relating to non-U.S. matters or information contained therein.

                                                                       EXHIBIT D
                                                                       ------- -

                        OPINION OF COUNSEL TO THE AGENTS

                  Pursuant to Section 6(a)(ii) (and to the extent required by Sections 3(a) and 8(c)) of the Distribution Agreement, Sullivan & Cromwell, counsel to the Agents, shall furnish to the Agents their opinion to the effect that:

                (1) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of North Carolina.

                (2) The Indentures have been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939 and constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                (3) Each of the Senior Notes and the Subordinated Notes has been duly authorized and established in conformity with the Senior Indenture or the Subordinated Indenture, as the case may be, and, when the terms of a particular Note and of its issuance and sale have been duly established in conformity with the resolutions of the board of directors of the Company and have been duly authorized and established by all necessary corporate action in conformity with the Senior Indenture or the Subordinated Indenture, as the case may be, and such Note has been duly prepared, executed, authenticated and issued in accordance with the Senior Indenture or the Subordinated Indenture, as the case may be, and delivered against payment in accordance with the Distribution Agreement, such Note will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and except further as enforcement thereof may be limited by
         (A) requirements that a claim with respect to any Note denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States).

                (4) At the time the Registration Statement became effective, the Registration Statement appeared on its face to be appropriately responsive in all material respects to the requirements of the 1933 Act, the 1939 Act and the regulations under each of those Acts.

                (5) Nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement, at the time it became effective, and if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the SEC subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, and at the date hereof, or (if such opinion is being delivered in connection with a Terms Agreement) at the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contains or contained an untrue statement of a material fact or omits or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus, as amended or supplemented at the date hereof, or (if such opinion is being delivered in connection with a Terms Agreement) at the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel, however, does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except for those made under the captions "Descriptions of the Notes We May Offer", "United States Taxation" and "Plan of Distribution" insofar as they relate to provisions of documents or of United States Federal tax law therein described. It is understood that such counsel need express no opinion as to the respective Statements of Eligibility (Form T-1s) under the 1939 Act of the Senior Trustee and the Subordinated Trustee, as to the financial statements or other financial data contained in the Registration Statement or the Prospectus or any statements or omissions relating to non-U.S. matters or information contained therein.

                                                                       EXHIBIT E
                                                                       ------- -

                              WACHOVIA CORPORATION

                              OFFICER'S CERTIFICATE

                  Pursuant to Section 6(b) of the Distribution Agreement, dated May __, 2002 (the "Distribution Agreement"), among Wachovia Corporation (the "Company"), First Union Securities, Inc. doing business under the trade name "Wachovia Securities" and each of the agents listed on Schedule I thereto, the undersigned officer hereby certifies, on behalf of the Company that, to the best of his knowledge, after reasonable investigation:

          (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, or since the date of any applicable Terms Agreement, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, other than as set forth or contemplated in the Prospectus;

         (ii) there has not been any downgrading in the rating accorded to the Company's unsecured debt securities by any "nationally recognized statistical rating organization," as such term is described by the SEC for purposes of Rule 436(g)(2) of the 1933 Act Regulations.

        (iii) the other representations and warranties of the Company contained in Section 2 of the Distribution Agreement are true and correct in all material respects with the same force and effect as though expressly made at and as of the date hereof except for those representations and warranties that expressly relate to an earlier date, which are true and correct in all material respects as of such date;

         (iv) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Distribution Agreement at or prior to the date hereof in all material respects; and

          (v) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or to the best of his knowledge threatened by the SEC.

                      For the purpose hereof, capitalized terms used herein which have been defined in the Distribution Agreement shall have the meanings ascribed to them in the Distribution Agreement.

IN WITNESS WHEREOF, this certificate has been executed and delivered this day of May __, 2002.

                                                   WACHOVIA CORPORATION


                                                   By: _________________________
                                                       Name:
                                                       Title:

                                                                       EXHIBIT F
                                                                       ------- -

                           ACCOUNTANT'S COMFORT LETTER


         Pursuant to Section 6(c) (and to the extent required by Sections 3(a) and 8(d) of the Distribution Agreement), independent accountants to the Company shall furnish to the Agents their letter, with respect to this Company, to the effect that:

               (i) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations.

               (ii) In their opinion, the consolidated financial statements and any supplementary financial information and schedules of the Company and its subsidiaries examined by them and included or incorporated by reference in the Registration Statement and Prospectus as amended or supplemented comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to registration statements on Form S-3 and the 1934 Act and the 1934 Act Regulations.

               (iii) On the basis of limited procedures, not constituting an audit, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended or supplemented, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                     (a) the unaudited consolidated statements of income,
               consolidated balance sheets and consolidated statements of changes in financial position for the five most recent fiscal years which was included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year does not agree with the corresponding amounts in the audited consolidated financial statements for such fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for the last three fiscal years;

                     (b) the unaudited consolidated statements of income,
               consolidated balance sheets and consolidated statements of changes in financial position included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus as amended or supplemented do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated statements of income, consolidated balance sheets and consolidated statements of changes in financial position included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                           (c) any unaudited financial data included in the
                  Prospectus as amended or supplemented as at any time, or for any period ending, after the end of the latest interim period covered by a Quarterly Report on Form 10-Q of the Company (and any data for any comparable prior period included therein) do not agree with the corresponding amounts in the unaudited consolidated financial statements from which such data are derived, or any such unaudited financial data were not determined on a basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                           (d) the unaudited pro forma consolidated condensed
                  financial statements (if any) included or incorporated by reference in the Prospectus as amended or supplemented do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                           (e) as of a specified date not more than five days
                  prior to the date of delivery of such letter there have been any changes in the capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended or supplemented) or long-term debt of the Company or any of its subsidiaries, or any decreases in consolidated stockholders' equity, consolidated assets, consolidated deposits, or allowance for loan losses of the Company or other items specified by the Agents, or any increases in any items specified by the Agents, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus as amended or supplemented except in each case for changes, increases or decreases which the Prospectus as amended or supplemented discloses have occurred or may occur or which are described in such letter; and

                           (f) for the period from the date of the latest
                  financial statements included or incorporated by reference in the Prospectus as amended or supplemented to the end of the latest period for which financial statements are available there were any decreases in consolidated net interest income, net interest income after provision for loan losses, or the total or per share amounts of net income of the Company or other items specified by the Agents, or any increases in any items specified by the Agents, in each case as compared with the comparable period of corresponding length specified by the Agents, except in each case for increases or decreases which the Prospectus as amended or supplemented discloses have occurred or may occur or which are described in such letter.

                         (iv) In addition to the examination referred to in
                  their report included or incorporated by reference in the Registration Statement and the Prospectus as amended and supplemented, and the limited procedures referred to in clause
                  (iii) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are derived from the general accounting records of the Company and its subsidiaries, are included or incorporated by reference in the Registration Statement and Prospectus as amended or supplemented and are specified by the Agents, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

                                                                     EXHIBIT G-1
                                                                     ------- ---

                              WACHOVIA CORPORATION

                       Senior Medium-Term Notes, Series E
                    Subordinated Medium-Term Notes, Series F
                       9 Months or More from Date of Issue

                                 Agent Agreement

                                                                          [date]

[Name of Agent]
[Address of Agent]

Ladies and Gentlemen:


         Reference is made to the Distribution Agreement (including the exhibits thereto) dated as of May__, 2002 (the "Distribution Agreement") among Wachovia Corporation (the "Company"), a corporation organized under the laws of North Carolina, First Union Securities, Inc. doing business under the trade name "Wachovia Securities" and each of the agents listed on Schedule I thereto with respect to the issue and sale by the Company of the Notes (as such term is defined in the Distribution Agreement). A conformed copy of the Distribution Agreement has been attached hereto as Annex A.
                                      -------

         WHEREAS, the Company is permitted under the terms of the Distribution Agreement to appoint additional agents for the purpose of soliciting purchases of the Notes upon such terms as the Company and such agents may agree; and

         WHEREAS, [Name of Agent] and the Company wish to enter into an agreement appointing [Name of Agent] as an additional agent with respect to the Notes;

         NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the Company hereby agrees that [Name of Agent] shall become an additional Agent (as defined herein) with respect to the Notes and [Name of Agent] hereby agrees to become an Agent with respect to the Notes and to be bound by the terms and conditions of the Distribution Agreement, which terms and conditions are hereby incorporated by reference herein except that the terms "Agent" and "Agents" shall instead mean or include [Name of Agent]. No person other than [Name of Agent] shall be deemed to be an Agent under this Agreement.

         This Agreement may be signed in counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

                                     G-1-1

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter, including Annex A, and your acceptance shall represent a
                                 -------
binding agreement between you and the Company in accordance with its terms.

                                                         Very truly yours,

                                                         WACHOVIA CORPORATION
The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

                                                         By: ___________________
                                                             Name:
                                                             Title:


[Name of Agent]


By:
   __________________________
   Name:
   Title:

                                      G-1-2

                                                                     EXHIBIT G-2
                                                                     ------- ---

                       FORM OF SYNDICATED TERMS AGREEMENT
                       ----------------------------------

[date]

To:      The Agents Listed on Annex 1 Hereto

c/o      _____________________________
         (the "Lead Agent")

Re:      Wachovia Corporation (the "Issuer")
         U.S.$ 4,000,000,000 Medium-Term Note Program
         --------------------------------------------

Ladies and Gentlemen:

         Subject to the terms and conditions of the Distribution Agreement, dated May__, 2002, among the Issuer, First Union Securities, Inc. doing business under the trade name "Wachovia Securities", and the agents listed on Schedule I thereto (together with the agents named in Annex 1 hereto, the "Agents")
                                           -------
concerning the sale of Notes to be issued by the Company, as amended or supplemented, the agents named in Annex 1 hereto agree to purchase on a
                                  -------
syndicated basis the __________ Notes due __________ of the Issuer (the "Notes"), described in the Pricing Supplement attached as Annex 2 hereto, on the
                                                          -------
terms set out in such Pricing Supplement and on the terms set out below. Unless otherwise defined herein, all terms used herein have the meanings given to them in the Distribution Agreement.

1. Subject to the terms and conditions of the Distribution Agreement and this Agreement, the Issuer hereby agrees to issue the Notes, and the Agents severally agree to purchase the Notes at the purchase price of _________ per Note (being equal to the issue price of __% of the principal amount less a management and underwriting fee of __% of the principal amount and a selling concession of __% of the principal amount).

2. The purchase price specified above will be paid by the Lead Agent on behalf of the Agents by wire transfer in immediately available funds to the Issuer at ____ (____ time) on __________, __, or at such other time and/or date as the Issuer and the Lead Agent on behalf of the Agents may agree (the "Settlement Time") against delivery of the Notes to or upon your order in the manner contemplated in the Distribution Agreement and the [Senior][Subordinated] Indenture.

3. The Agents' obligations hereunder are conditioned on (a) the receipt of: (i) opinions of counsel described in Section 6 of the Distribution Agreement, dated as of the Settlement Time, (ii) a "comfort letter" described in Section 6 of the Distribution Agreement, dated as of the Settlement Time, (iii) the officer's certificate described in Section 6 of the Distribution Agreement, dated as of the Settlement Time; (b) since the date of this Agreement, there having not occurred, in the reasonable opinion of the Agents, a change

                                     G-2-1
     in international financial, political or economic conditions or currency exchange rates or exchange controls as would be likely to prejudice materially the sale by the Agents of the Notes; and (c) such other opinions, certificates and documents as may be agreed by the Issuer and the Agents on or prior to the date of this Agreement.

4. The Issuer hereby appoints each Agent party hereto which is not a party to the Distribution Agreement (each a "New Agent") as an Agent under the Distribution Agreement solely for the purposes of the issue of the Notes (the "Issue"), pursuant to Section 1 of the Distribution Agreement. Each such New Agent shall be vested, in relation to the Issue, with all authority, rights, powers, duties and obligations of an Agent purchasing Notes pursuant to the Distribution Agreement, as if originally named as an Agent under the Distribution Agreement.

     In consideration of the Issuer appointing each New Agent as an Agent with respect to the Issue, each New Agent hereby undertakes for the benefit of the Issuer and each of the other Agents, that, in relation to the Issue it will perform and comply with all of the duties and obligations expressed to be assumed by an Agent under the Distribution Agreement, a copy of which it acknowledges it has received.

     Each New Agent acknowledges that such appointment is limited to the Issue and is not for any other issue of Notes of the Issuer pursuant to the Distribution Agreement and that such appointment will terminate upon issue of the Notes comprising the Issue but without prejudice to any rights, duties or obligations which have arisen prior to such termination.

     For the purposes hereof, the notice details of each New Agent are as follows (insert name, address, telephone, telecopy and attention):

                             [insert notice details]

                                      G-2-2

         This Agreement is a Syndicated Terms Agreement referred to in the Distribution Agreement and shall be governed by and construed in accordance with the law of the State of New York, without regard to conflicts of law principles.

                                                         Very truly yours,

                                                         [Agents] [New Agents]


                                                         By:____________________
                                                            Name:
                                                            Title:

Accepted:  [_]
WACHOVIA CORPORATION


By:___________________________
   Name:
   Title:

                                      G-2-3

                                                                         ANNEX 1
                                                                         -------

AGENT                                                          PRINCIPAL AMOUNT
-----                                                               OF NOTES
                                                               -----------------


TOTAL
                                                               _________________

                                                                         ANNEX 2
                                                                         -------

                           [ATTACH PRICING SUPPLEMENT]

                                                                       EXHIBIT H
                                                                       ---------

                              SELLING RESTRICTIONS
                              --------------------

            Each Agent and the Company will, in connection with the offering of the Notes on behalf of the Company, comply with the restrictions on the offering of Notes and distribution of documents relating thereto set forth in below and/or such other restrictions agreed to by the Company and such Agent.

General

         No action has been taken by the Company that would permit a public offering of the Notes or possession or distribution of the Prospectus, including any supplements thereto, or any other offering material in any jurisdiction outside the United States where action for that purpose is required other than as described below. Accordingly, each Agent represents, warrants and agrees, and each other agent will be required to represent, warrant and agree, that it will comply with all applicable laws and regulations in force in any such jurisdiction in which it purchases, offers or sells Notes or possesses or distributes the Prospectus, including any supplements thereto, or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of Notes under the laws and regulations in force in any such jurisdiction to which it is subject or in which it makes such purchases, offers or sales and the Company shall have no responsibility therefor.

         With regard to each Note, the relevant purchaser will be required to comply with such restrictions as the Company and the relevant purchaser shall agree and as shall be set out in the applicable Pricing Supplement to the Prospectus.

United Kingdom

         Each Agent has represented and agreed, and each other agent will be required to represent and agree, that:

               (i) with respect to Notes which have a maturity of one year or more, it has offered or sold and, prior to the expiry of a period of six months from the issue date of such Notes, will not offer to sell any such Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

               (ii) with respect to any Notes which must be redeemed before the first anniversary of the date of their issue, (a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (b) it has not offered or sold and will not offer or sell any Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the "FSMA") by the Company;

            (iii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(l) of the FSMA does not apply to the Company; and

            (iv) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to such Notes in, from or otherwise involving the United Kingdom.

Japan

         The Notes have not been, and will not be, registered under the Securities and Exchange Law of Japan. Accordingly, each Agent has represented and agreed, and each other agent or dealer will be required to represent and agree, that, in connection with the Notes, it has not, directly or indirectly, offered, sold or delivered and will not directly or indirectly, offer, sell or deliver any Notes in Japan or to residents of Japan or for the benefit of any Japanese person (which term as used herein means any person resident in Japan including any corporation or other entity organized under the laws of Japan) or to others for re-offering, resale or delivery, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan or to any Japanese person except in compliance with any applicable laws and regulations of Japan taken as a whole. Each Agent agrees to provide any necessary information on Notes denominated or payable in Yen to the Company (which shall not include the names of clients) so that the Company may make any required reports to the Ministry of Finance through its designated agent.

         In connection with an issuance of Notes denominated or payable in Yen, the Company will be required to comply with all applicable laws, regulations and guidelines, as amended from time to time, of the Japanese government and regulatory authorities.

France

         The Prospectus has not been submitted to the French Commission des operations de bourse for approval and the Notes have not and will not be offered or sold, directly or indirectly, to the public in France. Accordingly, each Agent has agreed that it will only offer Notes in France to qualified investors, as defined under Article 6 of French Ordinance No. 67-833 dated September 28, 1967 (as amended); provided, in this case, that it shall have obtained a certificate from the investor providing an acknowledgment that: (i) the offering is a private placement in France and no prospectus has been submitted to the Commission de operations de bourse, (ii) the investor is an "investisseur qualifie" within the meaning of Article 6 of French Ordinance No. 67-833 dated September 28, 1967 (as amended), (iii) the investor is investing for his own account, and (iv) the investor will not resell the Notes in violation of French securities laws and regulations.

Germany

         No selling prospectus (Verkausprospekt) within the meaning of the German Securities Prospectus Act (Wertpapier-Verkaufsprospektgesetz) of December 13, 1990 (as amended) has been and will be registered or published within the Federal Republic of Germany. The Notes have not been offered or sold and will not be offered or sold in the Federal Republic of Germany otherwise than in accordance with the provisions of the Securities Prospectus Act.

Switzerland

         Each Agent has represented and agreed, and each other agent will be required to represent and agree, that the issue of any Notes denominated in Swiss Francs or carrying a Swiss Franc-related element will be effected in compliance with the relevant regulations of the Swiss National Bank, which currently require that such issues have a maturity of more than one year, to be effected through a bank domiciled in Switzerland that is regulated under the Federal Law on Banks and Savings Banks of 1934 (as amended) (which includes a branch or subsidiary located in Switzerland of a foreign bank) or through a securities dealer which has been licensed as a securities dealer under the Swiss Federal Law on Stock Exchanges and Securities Trading of 1995 (except for issues of Notes denominated in Swiss Francs on a syndicated basis, where only the lead manager need be a bank domiciled in Switzerland). The relevant Agent must report certain details of the relevant transactions to the Swiss National Bank no later than the time of delivery of the Notes.

The Netherlands

         Each Agent has represented and agreed, and each other agent will be required to represent and agree, that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell in The Netherlands any Notes with a denomination of less than _50,000 (or its foreign currency equivalent) other than to persons who trade or invest in securities in the conduct of a profession or business (which includes banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises) unless one of the other exemptions or exceptions to the prohibition contained in

Article 3 of the Dutch Securities Transactions Supervision Act 1995 ("Wet toezicht effectenverkeer 1995") is applicable and the conditions attached to such exemption or exception are complied with.

                                                                       EXHIBIT I
                                                                       ---------

                      ADMINISTRATIVE PROCEDURES MEMORANDUM
                           (Dated as of May __, 2002)

                                       FOR

                              WACHOVIA CORPORATION
                    Senior Global Medium-Term Notes, Series E
                 Subordinated Global Medium-Term Notes, Series F
                     Due 9 Months or More from Date of Issue

                  The Senior Global Medium-Term Notes, Series E (the "Senior Notes") and Subordinated Global Medium-Term Notes, Series F (the "Subordinated Notes" and, together with the Senior Notes, the "Notes") may from time to time be offered on a continuing basis for sale by the Wachovia Corporation (the "Company") through each of First Union Securities, Inc. doing business under the trade name "Wachovia Securities", [any other name(s)] and each of the agents listed on Schedule I to the Distribution Agreement to which these Administrative Procedures are an exhibit (the "Distribution Agreement"), who (each, a "Distribution Agent" and, collectively, the "Distribution Agents") may purchase the Notes, as principal from the Company for resale to investors and other purchasers in accordance with the Distribution Agreement. In addition, if agreed to by the Company and the applicable Distribution Agent, such Distribution Agent may utilize its reasonable efforts on an agency basis to solicit offers to purchase the Notes. Only those provisions in these Administrative Procedures that are applicable to the particular role that a Distribution Agent will perform shall apply. Whenever these Administrative Procedures indicate that information may be set forth in a Note, such information may also be set forth in a Pricing Supplement to the Prospectus (as defined below).

         Wachovia Bank, N.A. (the "Bank") (or such other agent appointed in accordance with the Senior Indenture or the Subordinated Indenture, as the case may be) will act as registrar and domestic paying agent for the Notes through its corporate trust office in New York, New York or its headquarters in Charlotte, North Carolina. Citibank, N.A., acting through its London office (or such other agent appointed in accordance with the Senior Indenture or the Subordinated Indenture, as the case may be), will act as London paying agent and London issuing agent. Dexia Banque Internationale a Luxembourg, acting through its Luxembourg office (or its successor) will act as paying agent and transfer agent in relation to the Notes as long as the Notes are listed on the Luxembourg Stock Exchange. As used herein, the term "Prospectus" refers to the most recent Prospectus, as such document may be amended or supplemented, which has been prepared by the Company for use by the Distribution Agents in connection with the offering of the Notes.

         Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Notes or the Prospectus.

                           DTC REGISTERED GLOBAL NOTES
                           ---------------------------

                  Notes may be issued in book-entry form (each beneficial interest in a global Note, a "Book-Entry Note" and collectively, the "Book-Entry Notes") and represented by one or more fully registered global Notes (each, a "Global Note" and collectively, the "Global Notes") held by or on behalf of The Depository Trust Company, as depositary ("DTC", which term includes any successor thereof), and recorded in the book-entry system maintained by DTC. Book-Entry Notes represented by a Global Note are exchangeable for definitive Notes in registered form, of like tenor and of an equal aggregate principal amount, by the owners of such Book-Entry Notes only upon certain limited circumstances described in the Prospectus.

                  In connection with the qualification of Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Bank or its agents will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under the applicable Letters of Representations from the Company and the Bank to DTC relating to the Program, and a Certificate of Deposit Agreement between the Company, the Bank and DTC (the "Certificate Agreement"), and the Bank's obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Settlement Procedures for       Settlement Procedures with regard to Book-Entry
Book-Entry Notes:               Notes purchased by each Distribution Agent as
                                principal or sold by each Distribution Agent, as agent of the Company, will be as follows (which will have been agreed to by the Company and such Distribution Agent in accordance with the Distribution Agreement):

                                (A) The Distribution Agent will advise the Company by telephone, confirmed by facsimile, of the following settlement information:

                                         1.   Taxpayer identification number of
                                              the purchaser.

                                         2.   Principal amount of such Book-
                                              Entry Notes.

                                         3.   Whether the Note is a Senior Note
                                              or a Subordinated Note.

                                         4.   Each term specified in the
                                              applicable Pricing Supplement.

                                         5.   Price to public, if any, of such
                                              Book-Entry Notes (if such
                                              Book-Entry Notes are not being
                                              offered "at the market").

                                         6.   Trade Date.

                                         7.   Settlement Date (Original Issue
                                              Date).

                                         8.   Maturity Date.

                                         9.   Redemption provisions, if any,
                                              including: Initial Redemption
                                              Date, Initial Redemption
                                              Percentage and Annual Redemption
                                              Percentage Reduction.

                                              Repayment provisions, if any,
                                              including Holder's Optional
                                              Repayment Date(s).

                                         10.  Net proceeds to the Company.

                                         11.  Whether such Book-Entry Notes are
                                              being sold to the Distribution
                                              Agent as principal or to an
                                              investor or other purchaser
                                              through the Distribution Agent
                                              acting as agent for the Company.

                                         12.  The Distribution Agent's
                                              commission or discount, as
                                              applicable.

                                         13.  Whether such Book-Entry Notes are
                                              being issued with Original Issue
                                              Discount and the terms thereof.

                                         14.  Default Rate.

                                         15.  Identification numbers of
                                              participant accounts maintained by
                                              DTC on behalf of the Distribution
                                              Agent.

                                         16.  Whether additional documentation
                                              will be required for Notes being
                                              sold to the Distribution Agent as
                                              principal.

                                         17.  Such other information specified
                                              with respect to such Book-Entry
                                              Notes (whether by Addendum or
                                              otherwise).

                                (B)      The Registrar will assign a CUSIP
                                         number of the appropriate series to the
                                         Global Note representing such
                                         Book-Entry Notes and, as soon
                                         thereafter as practicable, the
                                         Registrar will notify the Distribution
                                         Agent by telephone of such CUSIP
                                         number.

                                (C) The Registrar will communicate to DTC and the Distribution Agent through DTC's Participant

                                         Terminal System, a pending deposit
                                         message specifying the following
                                         settlement information:

                                         1.   The information set forth in
                                              Settlement Procedure A.

                                         2.   The identification numbers of the
                                              participant accounts maintained by
                                              DTC on behalf of the Registrar and
                                              the Distribution Agent.

                                         3.   Identification of the Book-Entry
                                              Note as a Fixed Rate Book-Entry
                                              Note or Floating Rate Book-Entry
                                              Note.

                                         4.   The initial Interest Payment Date
                                              for the Global Note representing
                                              such Book-Entry Notes, the number
                                              of days by which such date
                                              succeeds the related Record Date
                                              and, if then calculable, the
                                              amount of interest payable on such
                                              Interest Payment Date (which
                                              amount shall have been confirmed
                                              by the Company).

                                         5.   The CUSIP number of the Global
                                              Note representing such Book-Entry
                                              Notes.

                                         6.   Whether such Global Note
                                              represents any other Notes issued
                                              or to be issued in book-entry
                                              form.

                                         The Registrar will complete and deliver
                                         to the Trustee the Global Note
                                         representing such Book-Entry Notes in a
                                         form that has been approved by the
                                         Company and the relevant Distribution
                                         Agents to DTC (or its custodian) and
                                         the Company will deliver its
                                         authentication instructions to the
                                         Trustee.

                                (D) The Trustee will authenticate pursuant to the Company's instructions the Global Note representing such
                                         Book-Entry Notes in a form that has
                                         been approved by the Company and the
                                         relevant Distribution Agents.

                                (E) DTC will credit the Book-Entry Notes represented by such Global Note to the participant account of the Registrar maintained by DTC.

                                (F)      The Registrar will enter an SDFS
                                         deliver order through DTC's Participant
                                         Terminal System instructing DTC (i) to
                                         debit such Book-Entry Notes to the
                                         Registrar's participant account and
                                         credit such Book-Entry Notes to the
                                         participant account of the Distribution
                                         Agent maintained by DTC and (ii) to
                                         debit the settlement account of the
                                         Distribution Agent and credit the
                                         settlement account of the Registrar
                                         maintained by DTC, in an amount equal
                                         to the price of such Book-Entry Notes
                                         less such Distribution Agent's
                                         commission or discount. Any entry of
                                         such deliver order shall be deemed to
                                         constitute a representation and
                                         warranty by the Registrar to DTC that
                                         (i) the Global Note representing such
                                         Book-Entry Notes has been issued and
                                         authenticated and (ii) the Registrar is
                                         holding such Global Note pursuant to
                                         the Certificate Agreement.

                                (G) In the case of Book-Entry Notes sold through a Distribution Agent acting as agent, the Distribution Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Book-Entry Notes to the Distribution Agent's participant account and credit such Book-Entry Notes to the participant accounts of the
                                         Participants maintained by DTC and (ii)
                                         to debit the settlement accounts of
                                         such Participants and credit the
                                         settlement account of the Distribution
                                         Agent maintained by DTC, in an amount
                                         equal to the offering price of such
                                         Book-Entry Notes.

                                (H) Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures F and G will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

                                (I) In the case of Book-Entry Notes sold through a Distribution Agent acting as agent, the Distribution Agent will confirm the purchase of such Book-Entry Notes to the purchaser either by transmitting to the Participant with respect to such Book-Entry Notes a confirmation order through DTC's Participant Terminal System or by mailing a written confirmation to such purchaser.

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

Settlement Procedures           For offers to purchase Book-Entry Notes accepted
Timetable:                      by the Company, Settlement Procedures "A"
                                through "I" set forth above shall be completed as soon as possible but no later than the respective times (New York City time) set forth below:

                                Settlement
                                Procedure                           Time
                                ---------                           ----

                                   A          11:00 a.m. on the Trade Date

                                   B          12:00 noon on the Trade Date

                                   C          5:00 p.m. on the Trade Date

                                   D          9:00 am. on the Settlement Date

                                   E          10:00 a.m. on the Settlement Date

                                   F-G        2:00 p.m. on the Settlement Date

                                   H          4:00 p.m. on the Settlement Date

                                   I          5:00 p.m. on the Settlement Date

                                If a sale is to be settled on the same Business Day as the Trade Date, Settlement Procedures C, D, F and G shall be completed no later than 2:30 p.m. on such Business Day.

                                If a sale is to be settled more than one
                                Business Day after the trade date, Settlement Procedures A, B and C may, if necessary, be completed at any time prior to the specified times on the first Business Day after such trade date. In connection with a sale which is to be settled more than one Business Day after the trade date, if the initial interest rate for a Floating Rate Note is not known at the time that Settlement Procedure A is completed, Settlement Procedures B and C shall be completed as soon as such rate has been determined, but no later than 11:00 a.m. and 2:00 p.m., New York City time, respectively, on the second Business Day before the Settlement Date.

                                Settlement Procedure H is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

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

                                If settlement of a Book-Entry Note is
                                rescheduled or canceled, the Company shall deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 5:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:              If the Registrar fails to enter an SDFS deliver
                                order with respect to a Book-Entry Note pursuant to Settlement Procedure F, then the Registrar may deliver to DTC, through DTC's Participant
                                Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Book-Entry Note to the participant account of the Registrar maintained at DTC. DTC will process the withdrawal message; provided that such participant account contains a principal amount of the Global Note representing such Book-Entry Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all Book-Entry Notes represented by a Global Note, the Registrar will mark such Global Note
                                "canceled" and make appropriate entries in its records. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP
                                Service Bureau procedures, be canceled and not immediately reassigned. If withdrawal messages are processed with respect to some of the Book-Entry Notes represented by a Global Note, the Registrar will exchange such Global Note for two Global Notes, one of which shall represent the Book-Entry Notes for which such withdrawal messages are processed and shall be canceled immediately after issuance, and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global
                                Note and shall bear the CUSIP number of the surrendered Global Note.

                                In the case of any Book-Entry Note sold through a Distribution Agent, acting as agent, if the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Book-Entry Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the applicable Distribution Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures F and G, respectively. Thereafter, the

                                Registrar will deliver the withdrawal message and take the related actions described in the preceding paragraph.

                                Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Book-Entry Note that was to have been represented by a Global Note also representing other Book-Entry Notes, the Registrar will provide, in accordance with Settlement Procedure D, for the issuance of a Global Note representing such remaining Book-Entry Notes and will make appropriate entries in its records.

Preparation and Delivery of
Pricing Supplements:            If any offer to purchase a Note is accepted by
                                the Company, the Company will promptly prepare a Pricing Supplement reflecting the terms of such Note. The Company shall deliver copies of such Pricing Supplement to the Distribution Agent which made or presented the offer to purchase the applicable Note, as instructed by such Distribution Agent, and to the paying agent as soon as practicable following the trade, but in no event later than 11:00 a.m. on the Business
                                Day following the applicable trade date.

                                       I-8